Exhibit 99.1

Support.com Reports Fourth Quarter and 2017 Financial Results

Sunnyvale, CA – March 22, 2018 – Support.com, Inc. (NASDAQ: SPRT), a leading provider of tech support and turnkey support center services, producer of SUPERAntiSpyware® anti-malware products, and the maker of Support.com® software, today reported unaudited financial results for its fourth quarter and year ended December 31, 2017.

“We recorded our second successive quarter of net profit, on a non-GAAP basis, which reflects revenue growth from several of our key customers combined with our continued focus on reducing operating costs,” said Rick Bloom, Interim President and Chief Executive Officer of the company.

Mr. Bloom continued, “Our continuing profitability was achieved despite the additional recruiting and training costs we incurred to support the future growth of the company.”

“We continue investing in and driving growth opportunities afforded by our unique combination of highly-skilled tech support agents and market-leading Support.com software offerings, as these enable us to provide high quality customer support in a very cost efficient manner,” shared Mr. Bloom. “This focus on growth may adversely impact profitability over the next few quarters but is expected to boost longer term profits and cash flow.”

Q4 2017 Financial Summary

For the fourth quarter of 2017, total revenue was $16.3 million, up 11.5 percent compared to revenues of $14.6 million in the fourth quarter of 2016 and up 8.4 percent compared to revenues of $15.0 million in the third quarter of 2017.

On a GAAP basis, we recorded a loss from continuing operations for the fourth quarter of 2017 of $(0.3) million, or $(0.02) per share, compared to a loss of $(3.5) million, or $(0.19) per share, in the fourth quarter of 2016 and income of $0.2 million, or $0.01 per share, in the third quarter of 2017.

On a non-GAAP basis, we recorded income from continuing operations in the fourth quarter of 2017 of $0.4 million, or $0.02 per share, compared to a loss of $(2.3) million, or $(0.13) per share, in the fourth quarter of 2016 and income of $0.4 million, or $0.02 per share, in the third quarter of 2017. Key changes in our non-GAAP income from continuing operations included the following:

•	Gross profit increased by $0.2 million in the fourth quarter compared to the same period in 2016, but was down $0.5 million compared to the third quarter of 2017.
•
Our gross profit margin declined by 0.4 percentage points compared with the same quarter of 2016 and was down 4.7 percentage points relative to the third quarter of 2017. The decline from the third quarter reflected additional recruiting and training costs as we grow business with our major customers.

•
Operating expenses in the fourth quarter of 2017 were $2.8 million, lower by $2.2 million (45 percent) than the $5.0 million of operating expenses in the fourth quarter of 2016 and lower by $0.5 million (15 percent) than the $3.2 million of operating expenses in the third quarter of 2017.

•
Operating expenses for the fourth quarter of 2017 included $0.1 million in expenses not associated with normal business operations (primarily higher than expected legal expenses). This compares with $0.2 million in the fourth quarter of 2016 (which included costs related to our proxy contest), and $0.2 million in the third quarter of 2017 (which included higher than expected legal expenses).

•
Our lower operating expenses reflects the ongoing impact of our cost saving initiatives, which included operational efficiencies, continued reductions in headcount, tighter fiscal controls on spending, and the renegotiation of certain vendor agreements.

Non-GAAP income/(loss) from continuing operations excludes stock-based compensation, amortization of intangible assets, and restructuring charges. Additionally, in the fourth quarter of 2017 we excluded a one-time tax expense on foreign earnings and profits. Collectively, these items impacted income/(loss) from continuing operations by $0.7 million in the fourth quarter of 2017 (including $0.5 million related to a one-time tax expense), $1.2 million in the fourth quarter of 2016, and $0.2 million in the third quarter of 2017. A reconciliation of GAAP to non-GAAP results is presented in the tables below.

Balance Sheet Information

At December 31, 2017, cash, cash equivalents and short-term investments were $49.2 million, compared to $49.4 million at September 30, 2017 and $53.4 million at December 31, 2016.

Total assets as of December 31, 2017 were $64.4 million and total shareholders’ equity was $56.5 million.

Support.com will not host a conference call discussing the Company’s fourth quarter results. For more information, please visit the Investor Relations section of the Support.com website at Support.com/about-us/investor-relations/.

About Support.com

Support.com, Inc. (NASDAQ: SPRT) is a leading provider of support services and software to deliver next-generation technical support. Support.com helps leading brands in software, electronics, communications, retail, and other connected technology industries deepen their customer relationships. Customers want technology that works the way it’s intended. By using Support.com services and software, companies can deliver a fantastic customer experience, leading to happier customers, greater brand loyalty and growing revenues. For more information, please visit http://www.support.com or follow us @support com.

Support.com, Inc. is an Equal Opportunity Employer. For more information, visit http://www.support.com/about-us/careers.

© 2018 Support.com, Inc. All rights reserved. Support.com and the Support.com logo are trademarks or registered trademarks of Support.com, Inc. in the United States and other countries. All other marks are the property of their respective owners.

Safe Harbor Statement

This press release contains “forward-looking statements” as defined under the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbors created by such laws. Forward-looking statements include, for example, all statements relating to expected financial performance (including without limitation statements involving growth and projections of revenue, margin, profitability, income (loss) from continuing operations, income (loss) per share from continuing operations, cash usage or generation, cash balance as of any future date, capital structure and other financial items); the plans and objectives of management for future operations, customer relationships, products, services or investments; personnel matters; and future performance in economic and other terms. Such forward-looking statements are based on current expectations that involve a number of uncertainties and risks that may cause actual events or results to differ materially from those indicated by such forward-looking statements, including, among others, our ability to retain and grow major programs, our ability to expand and diversify our customer base, our ability to market and sell our Support.com Cloud (formerly “Nexus®”) software-as-a-service (SaaS) offering, our ability to maintain and grow revenue, our ability to successfully develop new products and services, our ability to manage our workforce, our ability to operate in markets that are subject to extensive regulations, such as support for home security systems, our ability to control expenses and achieve desired margins, our dependence on a small number of customers and partners, our ability to attract, train and retain talented employees, potential intellectual property, class action or other litigation, our ability to utilize and realize the value of our net operating loss carryforwards and how they could be substantially limited or permanently impaired, given our current market capitalization and cash position, our ability to execute the cost reduction program involving the planned actions on the expected schedule, our ability to achieve the cost savings expected in connection with the cost reduction plan, the ultimate effect of any such cost reductions on our financial results, and our ability to manage the effects of the cost reduction plan on our workforce and other operations. These and other risks may be detailed from time to time in Support.com’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its latest Annual Report on Form 10-K and its latest Quarterly Report on Form 10-Q, copies of which may be obtained from www.sec.gov. Support.com assumes no obligation to update its forward-looking statements, except as may otherwise be required by the federal securities laws.

Disclosure Regarding Non-GAAP Financial Measures

Support.com excludes stock-based compensation expense, amortization of intangible assets and other, restructuring charges and tax expense on foreign earnings and profits from its GAAP results, in order to determine the non-GAAP financial measures of income (loss) from continuing operations and income (loss) from continuing operations per share, as described in A through D below. We believe that the non-GAAP measures, when viewed in addition to and not in lieu of our reported GAAP results, assist investors in understanding our results of operations.

A. Stock-based compensation expense. Management excludes stock-based compensation expense when evaluating its performance from period to period because such expenses do not require cash settlement and because such expenses are not used by management to assess the performance of the Company’s business. Stock-based compensation expense was $135,000 in the fourth quarter of 2017, compared to $211,000 in the fourth quarter of 2016 and $28,000 in the third quarter of 2017.

B. Amortization of intangible assets and other. The Company does not acquire businesses on a predictable cycle; therefore, management excludes acquisition-related intangible asset amortization and related charges when evaluating its operating performance. Amortization of intangible assets and other was zero in the fourth quarter of 2017, compared to $227,000 in the fourth quarter of 2016 and zero in the third quarter of 2017.

C. Restructuring charges. Management excludes restructuring charges when evaluating its operating performance because the Company does not incur such charges on a predictable basis and exclusion of such charges enables more consistent evaluation of the Company’s operating performance. Restructuring charges were zero in the fourth quarter of 2017, compared with $723,000 in the fourth quarter of 2016 and $128,000 in the third quarter of 2017.

D. Tax expenses on foreign earnings and profits. Following the passage of the Tax Cuts and Jobs Act on December  22,  2017, Management reviewed the company’s investments in its foreign subsidiaries under ASC 740-30-25. Based on this review, the company changed its assertion regarding its investment in Support.com India Private Ltd which resulted in the company accruing $543,000 for a one-time transition tax in anticipation of repatriating our previously untaxed foreign earnings and profits.

The Company believes that non-GAAP financial measures have significant limitations in that they do not reflect all of the amounts associated with the Company’s financial results as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s financial results in conjunction with the corresponding GAAP measures. In addition, the exclusion of the items indicated above from the non-GAAP financial measures presented does not indicate an expectation by management that such items will not be incurred in subsequent periods.

SUPPORT.COM, INC.
GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31, 2017 (1)	December 31, 2016

Assets
Current assets:
Cash, cash equivalents and short-term investments	$49,233	$53,409
Accounts receivable, net	11,951	9,567
Prepaid expenses and other current assets	802	1,211
Total current assets	61,986	64,187
Property and equipment, net	1,133	1,706
Intangible assets, net	250	266
Other assets	984	1,070

Total assets	$64,353	$67,229

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued compensation	$3,661	$4,059
Other accrued liabilities	1,330	2,496
Short-term deferred revenue	2,006	2,759
Total current liabilities	6,997	9,314
Long-term deferred revenue	13	106
Other long-term liabilities	885	501
Total liabilities	7,895	9,921

Stockholders' equity:
Common stock	2	2
Additional paid-in-capital	267,857	267,400
Treasury stock	(5,297)	(5,295)
Accumulated other comprehensive loss	(2,108)	(2,329)
Accumulated deficit	(203,996)	(202,470)
Total stockholders' equity	56,458	57,308

Total liabilities and stockholders' equity	$64,353	$67,229

Note 1: Amounts are subject to completion of management’s customary closing and review procedures.

SUPPORT.COM, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2017 (1)	September 30, 2017	December 31, 2016	December 31, 2017 (1)	December 31, 2016

Revenue:
Services	$14,926	$13,682	$13,256	$54,670	$56,311
Software and other	1,366	1,350	1,351	5,451	5,349
Total revenue	16,292	15,032	14,607	60,121	61,660

Cost of revenue:
Cost of services (2)	13,341	11,559	11,842	47,101	50,245
Cost of software and other (2)	35	66	109	287	486
Total cost of revenue	13,376	11,625	11,951	47,388	50,731

Gross profit	2,916	3,407	2,656	12,733	10,929

Operating expenses:
Research and development (2)	604	631	1,113	3,033	5,577
Sales and marketing (2)	414	621	1,270	2,425	6,671
General and administrative (2)	1,849	1,996	2,772	8,696	12,958
Goodwill impairment
Amortization of intangible assets and other	-	-	227	16	1,028
Restructuring	-	128	723	128	1,146
Total operating expenses	2,867	3,376	6,105	14,298	27,380

Income (loss) from continuing operations	49	31	(3,449)	(1,565)	(16,451)

Interest income and other, net	192	164	135	643	518

Income (loss) from continuing operations, before income taxes	241	195	(3,314)	(922)	(15,933)

Income tax provision (benefit)	547	(36)	175	604	307

Income (loss) from continuing operations, after income taxes	(306)	231	(3,489)	(1,526)	(16,240)

Income from discontinued operations, net of income taxes	-	-	-	-	284

Net income (loss)	$(306)	$231	$(3,489)	$(1,526)	$(15,956)

Earnings (loss) per share from continuing operations (3)
Basic	$(0.02)	$0.01	$(0.19)	$(0.08)	$(0.88)
Diluted	$(0.02)	$0.01	$(0.19)	$(0.08)	$(0.88)

Earnings per share from discontinued operations (3)
Basic	$-	$-	$-	$-	$0.01
Diluted	$-	$-	$-	$-	$0.01

Shares used in computing per share amounts: (3)
Basic	18,720	18,692	18,514	18,644	18,409
Diluted	18,720	18,714	18,514	18,644	18,409

Note 2: Includes stock-based compensation expense as follows:

	Three Months Ended			Twelve Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Cost of revenue:
Cost of services	$26	$19	$38	$109	$172
Cost of software and other	1	-	1	4	5
Operating expenses:
Research and development	16	(18)	54	78	400
Sales and marketing	25	12	51	59	172
General and administrative	67	15	67	180	1,238
Total	$135	$28	$211	$430	$1,987

Note 3: On January 20, 2017, the Company implemented a 1-for-3 reverse stock split.   All share and per share information contained within this press release has been retroactively adjusted to reflect the effects of the reverse stock split.

SUPPORT.COM, INC.
RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016

GAAP cost of revenue	$13,376	$11,625	$11,951	$47,388	$50,731
Stock-based compensation expense (Cost of revenue portion only)	(27)	(19)	(39)	(113)	(177)
Other non-recurring items	-	-	-	-	-
Non-GAAP cost of revenue	$13,349	$11,606	$11,912	$47,275	$50,554

GAAP operating expenses	$2,867	$3,376	$6,105	$14,298	$27,380
Stock-based compensation expense (Excl. cost of revenue portion)	(108)	(9)	(172)	(317)	(1,810)
Amortization of intangible assets and other	-	-	(227)	(16)	(1,028)
Restructuring charges	-	(128)	(723)	(128)	(1,146)
Non-GAAP operating expenses	$2,759	$3,239	$4,983	$13,837	$23,396

GAAP income tax provision (benefit)	$547	$(36)	$175	$604	$307
Tax expense on international earnings and profits	(543)	-	-	(543)	-
Non-GAAP income tax provision (benefit)	$4	$(36)	$175	$61	$307

GAAP income (loss) from continuing operations, after income taxes	$(306)	$231	$(3,489)	$(1,526)	$(16,240)
Stock-based compensation expense	135	28	211	430	1,987
Amortization of intangible assets and other	-	-	227	16	1,028
Restructuring charges	-	128	723	128	1,146
Tax expense on international earnings and profits	543	-	-	543	-
Total impact of Non-GAAP exclusions	678	156	1,161	1,117	4,161
Non-GAAP income (loss) from continuing operations, after income taxes	$372	$387	$(2,328)	$(409)	$(12,079)

Earnings (loss) per share from continuing operations (3)
Basic - GAAP	$(0.02)	$0.01	$(0.19)	$(0.08)	$(0.88)
Basic - Non-GAAP	$0.02	$0.02	$(0.13)	$(0.02)	$(0.66)

Diluted - GAAP	$(0.02)	$0.01	$(0.19)	$(0.08)	$(0.88)
Diluted - Non-GAAP	$0.02	$0.02	$(0.13)	$(0.02)	$(0.66)
Shares used in computing per share amounts (GAAP) (3)
Basic	18,720	18,692	18,514	18,644	18,409
Diluted	18,720	18,714	18,514	18,644	18,409
Shares used in computing per share amounts (Non-GAAP) (3)
Basic	18,720	18,692	18,514	18,644	18,409
Diluted	19,037	18,714	18,514	18,644	18,409

The adjustments above reconcile the Company’s GAAP financial results to the non-GAAP financial measures used by the Company. The Company’s non-GAAP financial measures exclude stock-based compensation expense, amortization of intangible assets and other, restructuring charges and tax expense associated international earnings and profits. The Company believes that presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, the Company’s GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.  See the text of this press release for more information on non-GAAP financial measures.

2017 amounts are subject to completion of management’s customary closing and review procedures.

Investor Contact

Dean Morris
Investor Relations, Support.com
+1 (650) 556-8574
Dean.Morris@support.com